Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Chief Financial Officer
		(206) 674-3427	(206) 674-3412

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.20

SEATTLE, WASHINGTON – November 2, 2010, Expeditors International of Washington, Inc.

(NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.20 per share, payable on December 15, 2010 to shareholders of record as of December 1, 2010.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 183 full-service offices, 65 satellite locations and 2 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.